UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020 (May 27, 2020)

______________

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

______________

200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.
☐

Item 7.01.  Regulation FD Disclosure.

Note: The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by Molina Healthcare, Inc. (the “Company”) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that dissemination of the information is required by Regulation FD.

Uses and Definitions of Non-GAAP Financial Measures

The financial data provided to potential investors in connection with the Offering (as defined in Item 8.01 of this report) includes non-GAAP financial measures, including, EBITDA and Adjusted EBITDA (collectively, the “Non-GAAP Financial Measures”). The Non-GAAP Financial Measures are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the U.S. (“GAAP”).  The Company believes that the Non-GAAP Financial Measures are useful supplemental measures to investors in comparing its performance to the performance of other public companies in the health care industry.
The Company defines EBITDA as net (loss) income adjusted for interest, taxes, depreciation and amortization.

The Company defines Adjusted EBITDA as EBITDA adjusted for impairment charges, non-cash stock-based compensation expense, transaction costs and other non-cash or non-recurring charges.

The Non-GAAP Financial Measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. With respect to EBITDA and Adjusted EBITDA, some of these limitations are that EBITDA and Adjusted EBITDA:
●	exclude certain tax payments that may represent a reduction in cash available to the Company;
●	do not reflect the Company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	do not reflect changes in, or cash requirements for, the Company’s working capital needs;
●	do not reflect the significant interest expense, or the cash requirements, necessary to service interest or principal payments on the Company’s debt;
●
do not reflect any cash requirements for such replacement because, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future; and

●	may be calculated differently than other companies in the Company’s industry, limiting their usefulness as comparative measures.

In addition to the foregoing, Adjusted EBITDA adjusts for certain exceptional items that reflect cash payments that were made, or will be made, in the future.

Because of these limitations, the Non-GAAP Financial Measures should not be considered as measures of discretionary cash available to the Company to invest in the growth of the Company’s business. The Company compensates for these limitations by relying primarily on its GAAP results and using the Non-GAAP Financial Measures only on a supplemental basis.
The following EBITDA and Adjusted EBITDA information was provided to potential investors in connection with the Offering:
	Year Ended December 31,			Three Months Ended March 31, (unaudited)
	2017	2018	2019	2019	2020
			(dollars in millions)

Net (loss) income	$(512)	$707	$737	$198	$178
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	165	118	89	25	20
Interest expense	118	115	87	23	21
Income tax (benefit) expense	(100)	292	235	62	75
EBITDA	$(329)	$1,232	$1,148	$308	$294
Impairment charges(a)	470	--	--	--	--
Stock-based compensation	46	27	39	9	12
Non-cash or non-recurring charges(b)	60	44	8	2	--
Transaction costs(c)	14	10	--	--	--
Adjusted EBITDA	$261	$1,313	$1,195	$319	$306

(a)	Represents impairment losses related to the assessment of goodwill in the year ended December 31, 2017.

(b)
Represents non-cash or non-recurring charges of (i) $60 million related to restructuring charges for the year ended December 31, 2017, (ii) $44 million related to restructuring charges, loss on sale of subsidiaries, net of gain, and loss on debt extinguishment for the year ended December 31, 2018, (iii) $8 million related to loss on debt extinguishment for the year ended December 31, 2019, and (iv) $2 million related to loss on debt extinguishment for the three months ended March 31, 2019.

(c)	Represents transaction costs related to repayment of our 1.625% convertible senior notes due 2044 that were settled in 2017 and 2018.

Potential Amendment to Credit Agreement

The Company intends to amend its existing credit agreement to provide for a $1.0 billion senior unsecured revolving credit facility with a $15.0 million swing line sub-facility and a $100.0 million letter of credit sub-facility (the “Proposed Credit Agreement Amendment”).  The amended credit agreement would be used for capital expenditures, to provide working capital and for other general corporate purposes. The closing of the Proposed Credit Agreement Amendment will be subject to repayment in full of the Company’s term loan facility under its existing credit agreement, as well as other conditions customary in financings of this nature, including the execution and delivery of an amended credit agreement, promissory notes and other loan documents. On May 27, 2020, we entered into an engagement with Truist Bank and SunTrust Robinson Humphrey, Inc. (the “Lead Arranger”), pursuant to which the Lead Arranger has agreed to use its commercially reasonable efforts to provide, arrange or place the amended credit facility with a syndicate of lenders on terms and conditions customary in financings of this nature and such other changes as are required to successfully syndicate the Proposed Credit Agreement Amendment.  In connection with this engagement, the Company has received commitments in excess of the size of the facility from a syndicate of lenders who intend to participate in the amended credit facility.  There can be no assurance that the Company will be able to complete the Proposed Credit Agreement Amendment in a timely manner or at all.
Potential Sale of Puerto Rico Medicaid Business

The Company is currently in discussions with a potential buyer of our Puerto Rico Medicaid business and expects to complete this sale in the third quarter of 2020. In doing so, the Company intends to work closely with the regulatory authorities and the provider community to ensure that its members in Puerto Rico are cared for and have reliable continuity of care. The Company’s Puerto Rico Medicaid business generated premium revenues of $474 million in the year ended December 31, 2019. The Company does not believe this sale, if completed, will have a material impact on its results of operations.  There can be no assurance that this sale will be completed on a timely basis, or at all.
Item 8.01.  Other Events.

On May 28, 2020, the Company issued a press release announcing it intends to privately offer (the “Offering”), subject to market and other conditions, $800 million aggregate principal amount of senior notes due 2028 (the “Notes”). The Notes are to be offered and sold only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act, and to certain persons outside the United States in reliance on Regulation S under the Securities Act. The full text of the press release is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits:
Exhibit
No.	Description
99.1	Press release of Molina Healthcare, Inc. issued May 28, 2020.
104	Cover page information from Molina Healthcare, Inc.’s Current Report on Form 8-K filed on May 28, 2020 formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: May 28, 2020	By:	/s/ Jeff D. Barlow
Jeff D. Barlow,
Chief Legal Officer and Secretary